                                                                    Exhibit 99.1

                          THE STRONGSVILLE SAVINGS BANK
                         401(K) RETIREMENT SAVINGS PLAN

                       Financial Statements and Schedules

                           December 31, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

                         THE STRONGSVILLE SAVINGS BANK
                         401(K) RETIREMENT SAVINGS PLAN



                                TABLE OF CONTENTS



                                                                                                       PAGE

Independent Auditors' Report                                                                             1

Statement of Net Assets Available for Benefits, with Fund Information, December 31, 1998                 2

Statement of Net Assets Available for Benefits, with Fund Information, December 31, 1997                 3

Statement of Changes in Net Assets Available for Benefits, with Fund Information,
     year ended December 31, 1998                                                                        4

Notes to Financial Statements                                                                            5

SCHEDULES:

1    Line 27(a) - Schedule of Assets Held for Investment Purposes, December 31, 1998                    11

2    Line 27(d) - Schedule of Reportable Transactions, year ended December 31, 1998                     12



All other schedules required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because there is no information to report.

[logo] KPMG

           1500 National City Center
           1900 East Ninth Street
           cleveland, OH 44114-3495


                          INDEPENDENT AUDITORS' REPORT



     The Plan Administrator
     The Strongsville Savings Bank
         401(k) Retirement Savings Plan:


     We have audited the accompanying statements of net assets available for benefits, with fund information of The Strongsville Savings Bank 401(k) Retirement Savings Plan (Plan) as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits, with fund information for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of line 27(a) - assets held for investment purposes as of December 31, 1998 and line 27(d) - reportable transactions for the year ended December 31, 1998 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                    KPMG LLP


     May 14, 1999

                          THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

      Statement of Net Assets Available for Benefits, with Fund Information

                                                                                DECEMBER 31, 1998
                                            -------------------------------------------------------------------------------------
                                                                              PARTICIPANT-DIRECTED
                                            -------------------------------------------------------------------------------------
                                                      GOVERN-             BOND    STOCK   STOCK           MEDIUM  MEDIUM   SMALL
                                            MONEY      MENT    BOND &   EMPHASIS EMPHASIS INDEX    U.S.  COMPANY  COMPANY COMPANY
                                            MARKET  SECURITIES MORTGAGE BALANCED BALANCED  500    STOCK   VALUE    BLEND    BLEND
                                             FUND      FUND     FUND     FUND     FUND    FUND     FUND    FUND    FUND     FUND
                                            -------    -----  -------  ------   ------  -------  -------  ------  ------   ------
Assets:
  Investments, at fair value (note 3):
   Money Market Fund                        $33,817        -        -       -        -        -        -       -       -        -
   Government Securities Fund                     -    4,664        -       -        -        -        -       -       -        -
   Bond & Mortgage Fund                           -        -  137,710       -        -        -        -       -       -        -
   Bond Emphasis Balanced Fund                    -        -        -  35,483        -        -        -       -       -        -
   Stock Emphasis Balanced Fund                   -        -        -       -   47,743        -        -       -       -        -
   Stock Index 500 Fund                           -        -        -       -        -  175,063        -       -       -        -
   U.S. Stock Fund                                -        -        -       -        -        -  735,439       -       -        -
   Medium Company Value Fund                      -        -        -       -        -        -        -  26,105       -        -
   Medium Company Blend Fund                      -        -        -       -        -        -        -       -  57,609        -
   Small Company Blend Fund                       -        -        -       -        -        -        -       -       -   57,420
   International Stock Fund                       -        -        -       -        -        -        -       -       -        -
   Real Estate Fund                               -        -        -       -        -        -        -       -       -        -
   Common stock in employer                       -        -        -       -        -        -        -       -       -        -
                                            -------    -----  -------  ------   ------  -------  -------  ------  ------   ------
                                             33,817    4,664  137,710  35,483   47,743  175,063  735,439  26,105  57,609   57,420
                                            -------    -----  -------  ------   ------  -------  -------  ------  ------   ------

  Investments, at contract value (note 4):
    Principal Mutual Life Insurance
     Company guaranteed
     interest contracts:
       Matures 12/31/98                           -        -        -       -        -        -        -       -       -        -
       Matures 12/31/99                           -        -        -       -        -        -        -       -       -        -
       Matures 12/31/00                           -        -        -       -        -        -        -       -       -        -
       Matures 12/31/01                           -        -        -       -        -        -        -       -       -        -
       Matures 12/31/02                           -        -        -       -        -        -        -       -       -        -
                                            -------    -----  -------  ------   ------  -------  -------  ------  ------   ------
                                                  -        -        -       -        -        -        -       -       -        -
                                            -------    -----  -------  ------   ------  -------  -------  ------  ------   ------
  Total investments                          33,817    4,664  137,710  35,483   47,743  175,063  735,439  26,105  57,609   57,420

  Receivables - loans to employees                -        -        -       -        -        -        -       -       -        -
                                            -------    -----  -------  ------   ------  -------  -------  ------  ------   ------
Net assets available for benefits           $33,817    4,664  137,710  35,483   47,743  175,063  735,439  26,105  57,609   57,420
                                            =======    =====  =======  ======   ======  =======  =======  ======  ======   ======


                                                               DECEMBER 31, 1998
                                            ---------------------------------------------------------
                                                              PARTICIPANT-DIRECTED
                                            ---------------------------------------------------------
                                             INTER-                    GUARAN-    PARTICI-
                                            NATIONAL   REAL   COMMON    TEED       PANT
                                             STOCK    ESTATE STOCK IN  INTEREST    LOAN
                                              FUND     FUND  EMPLOYER   FUND       FUND      TOTAL
                                            -------    -----  -------  -------     ------  ---------
Assets:
  Investments, at fair value (note 3):
   Money Market Fund                              -        -        -        -          -     33,817
   Government Securities Fund                     -        -        -        -          -      4,664
   Bond & Mortgage Fund                           -        -        -        -          -    137,710
   Bond Emphasis Balanced Fund                    -        -        -        -          -     35,483
   Stock Emphasis Balanced Fund                   -        -        -        -          -     47,743
   Stock Index 500 Fund                           -        -        -        -          -    175,063
   U.S. Stock Fund                                -        -        -        -          -    735,439
   Medium Company Value Fund                      -        -        -        -          -     26,105
   Medium Company Blend Fund                      -        -        -        -          -     57,609
   Small Company Blend Fund                       -        -        -        -          -     57,420
   International Stock Fund                 136,730        -        -        -          -    136,730
   Real Estate Fund                               -    5,990        -        -          -      5,990
   Common stock in employer                       -        -  529,591        -          -    529,591
                                            -------    -----  -------  -------     ------  ---------
                                            136,730    5,990  529,591        -          -  1,983,364
                                            -------    -----  -------  -------     ------  ---------

  Investments, at contract value (note 4):
    Principal Mutual Life Insurance
     Company guaranteed
     interest contracts:
       Matures 12/31/98                           -        -        -   71,879          -     71,879
       Matures 12/31/99                           -        -        -  118,057          -    118,057
       Matures 12/31/00                           -        -        -   94,799          -     94,799
       Matures 12/31/01                           -        -        -  337,694          -    337,694
       Matures 12/31/02                           -        -        -  101,622          -    101,622
                                            -------    -----  -------  -------     ------  ---------
                                                  -        -        -  724,051          -    724,051
                                            -------    -----  -------  -------     ------  ---------
  Total investments                         136,730    5,990  529,591  724,051          -  2,707,415

  Receivables - loans to employees                -        -        -        -     38,067     38,067
                                            -------    -----  -------  -------     ------  ---------
Net assets available for benefits           136,730    5,990  529,591  724,051     38,067  2,745,482
                                            =======    =====  =======  =======     ======  =========

See accompanying notes to financial statements.

                          THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

      Statement of Net Assets Available for Benefits, with Fund Information

                                                                               DECEMBER 31, 1997
                                            --------------------------------------------------------------------------------------
                                                                              PARTICIPANT-DIRECTED
                                            --------------------------------------------------------------------------------------
                                                      GOVERN-            BOND    STOCK    STOCK           MEDIUM   MEDIUM   SMALL
                                             MONEY     MENT    BOND &  EMPHASIS EMPHASIS  INDEX    U.S.   COMPANY COMPANY  COMPANY
                                            MARKET  SECURITIES MORTGAGE BALANCED BALANCED  500    STOCK    VALUE   BLEND    BLEND
                                             FUND      FUND     FUND    FUND      FUND    FUND     FUND    FUND    FUND     FUND
                                             ----      ----     ----    ----      ----    ----     ----    ----    ----     ----
Assets:
  Investments, at fair value (note 3):
   Money Market Fund                        $24,910        -        -       -       -        -        -       -       -        -
   Government Securities Fund                     -    1,045        -       -       -        -        -       -       -        -
   Bond & Mortgage Fund                           -        -  115,929       -       -        -        -       -       -        -
   Bond Emphasis Balanced Fund                    -        -        -  22,717       -        -        -       -       -        -
   Stock Emphasis Balanced Fund                   -        -        -       -  30,195        -        -       -       -        -
   Stock Index 500 Fund                           -        -        -       -       -   96,603        -       -       -        -
   U.S. Stock Fund                                -        -        -       -       -        -  577,153       -       -        -
   Medium Company Value Fund                      -        -        -       -       -        -        -  15,979       -        -
   Medium Company Blend Fund                      -        -        -       -       -        -        -       -  23,772        -
   Small Company Blend Fund                       -        -        -       -       -        -        -       -       -   48,272
   International Stock Fund                       -        -        -       -       -        -        -       -       -        -
   Real Estate Fund                               -        -        -       -       -        -        -       -       -        -
   Common stock in employer                       -        -        -       -       -        -        -       -       -        -
                                            -------    -----  -------  ------  ------   ------  -------  ------  ------   ------
                                             24,910    1,045  115,929  22,717  30,195   96,603  577,153  15,979  23,772   48,272
                                            -------    -----  -------  ------  ------   ------  -------  ------  ------   ------
  Investments, at contract value (note 4):
    Principal Mutual Life Insurance
     Company guaranteed
     interest contracts:
       Matures 12/31/97                           -        -        -       -       -        -        -       -       -        -
       Matures 12/31/98                           -        -        -       -       -        -        -       -       -        -
       Matures 12/31/99                           -        -        -       -       -        -        -       -       -        -
       Matures 12/31/00                           -        -        -       -       -        -        -       -       -        -
       Matures 12/31/01                           -        -        -       -       -        -        -       -       -        -

                                                  -        -        -       -       -        -        -       -       -        -

  Total investments                          24,910    1,045  115,929  22,717  30,195   96,603  577,153  15,979  23,772   48,272

  Receivables - loans to employees                -        -        -       -       -        -        -       -       -        -
                                            -------    -----  -------  ------  ------   ------  -------  ------  ------   ------
Net assets available for benefits           $24,910    1,045  115,929  22,717  30,195   96,603  577,153  15,979  23,772   48,272
                                            =======    =====  =======  ======  ======   ======  =======  ======  ======   ======


                                                                DECEMBER 31, 1997
                                              --------------------------------------------------------
                                                               PARTICIPANT-DIRECTED
                                              --------------------------------------------------------
                                               INTER-                    GUARAN-    PARTICI-
                                              NATIONAL   REAL    COMMON   TEED       PANT
                                               STOCK    ESTATE  STOCK IN INTEREST    LOAN
                                               FUND      FUND   EMPLOYER  FUND       FUND      TOTAL
                                              -------    -----  -------  -------     ------  ---------

Assets:
  Investments, at fair value (note 3):
   Money Market Fund                              -        -        -        -          -     24,910
   Government Securities Fund                     -        -        -        -          -      1,045
   Bond & Mortgage Fund                           -        -        -        -          -    115,929
   Bond Emphasis Balanced Fund                    -        -        -        -          -     22,717
   Stock Emphasis Balanced Fund                   -        -        -        -          -     30,195
   Stock Index 500 Fund                           -        -        -        -          -     96,603
   U.S. Stock Fund                                -        -        -        -          -    577,153
   Medium Company Value Fund                      -        -        -        -          -     15,979
   Medium Company Blend Fund                      -        -        -        -          -     23,772
   Small Company Blend Fund                       -        -        -        -          -     48,272
   International Stock Fund                 109,799        -        -        -          -    109,799
   Real Estate Fund                               -    3,641        -        -          -      3,641
   Common stock in employer                       -        -  478,728        -          -    478,728
                                            -------    -----  -------  -------     ------  ---------
                                            109,799    3,641  478,728        -          -  1,548,743
                                            -------    -----  -------  -------     ------  ---------
  Investments, at contract value (note 4):
    Principal Mutual Life Insurance
     Company guaranteed
     interest contracts:
       Matures 12/31/97                           -        -        -   68,901          -     68,901
       Matures 12/31/98                           -        -        -   75,479          -     75,479
       Matures 12/31/99                           -        -        -  120,244          -    120,244
       Matures 12/31/00                           -        -        -   99,867          -     99,867
       Matures 12/31/01                           -        -        -  330,558          -    330,558

                                                  -        -        -  695,049          -    695,049

  Total investments                         109,799    3,641  478,728  695,049          -  2,243,792

  Receivables - loans to employees                -        -        -        -     45,955     45,955
                                            -------    -----  -------  -------     ------  ---------
Net assets available for benefits           109,799    3,641  478,728  695,049     45,955  2,289,747
                                            =======    =====  =======  =======     ======  =========

See accompanying notes to financial statements.

                          THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

Statement of Changes in Net Assets Available for Benefits, with Fund Information

                                                                       YEAR ENDED DECEMBER 31, 1998
                                    -----------------------------------------------------------------------------------------
                                                                           PARTICIPANT-DIRECTED
                                    -----------------------------------------------------------------------------------------
                                             GOVERN-             BOND     STOCK   STOCK           MEDIUM    MEDIUM     SMALL
                                      MONEY   MENT      BOND &  EMPHASIS EMPHASIS INDEX    U.S.   COMPANY   COMPANY   COMPANY
                                     MARKET SECURITIES MORTGAGE BALANCED BALANCED  500    STOCK    VALUE     BLEND     BLEND
                                    ACCOUNT  ACCOUNT   ACCOUNT  ACCOUNT  ACCOUNT ACCOUNT ACCOUNT  ACCOUNT   ACCOUNT   ACCOUNT
                                    -------  -------   -------  -------  -----------------------  -------   -------   -------
Additions:
  Investment income:
   Net appreciation (depre-
    ciation) in value of
    investments                     $   770    157     7,581    2,384   4,292   29,005    64,592      472    2,588    (6,330)
   Interest                             763     56     2,035      403     564    4,446    24,888       31      860      (553)
   Dividends                              -      -         -        -       -        -         -        -        -         -
                                    -------  -----   -------   ------  ------  -------   -------   ------   ------    ------
                                      1,533    213     9,616    2,787   4,856   33,451    89,480      503    3,448    (6,883)

  Employer contributions                256    946     1,055    1,120   1,339    4,641     5,736      229    4,294     3,274
  Employee contributions              4,163  2,568    10,387    7,315   9,015   30,246    54,998    4,838   10,593    20,872
  Other                                 153     27     1,571       49       8      237        (3)      16     (344)     (988)
  Repayments of loans                   173      -     1,685      214   1,021    2,916     5,842      747    1,196        62
                                    -------  -----   -------   ------  ------  -------   -------   ------   ------    ------
Total additions                       6,278  3,754    24,314   11,485  16,239   71,491   156,053    6,333   19,187    16,337
                                    -------  -----   -------   ------  ------  -------   -------   ------   ------    ------
Deductions:
  Loans to employees                      -      -       302      571   1,594    1,753     2,828        -       13       159
  Benefits paid directly to
   participants                         270    359     1,295        -     618    1,063     2,513      229        -       557
  Administrative expenses                26      1        85       16      58       57       125       15       20         7
                                    -------  -----   -------   ------  ------  -------   -------   ------   ------    ------
Total deductions                        296    360     1,682      587   2,270    2,873     5,466      244       33       723
                                    -------  -----   -------   ------  ------  -------   -------   ------   ------    ------

Net increase prior to
  interfund transfers                 5,982  3,394    22,632   10,898  13,969   68,618   150,587    6,089   19,154    15,614

Interfund transfers                   2,925    225      (851)   1,868   3,579    9,842     7,699    4,037   14,683    (6,466)
                                    -------  -----   -------   ------  ------  -------   -------   ------   ------    ------
Increase (decrease)
  in net assets available
  for benefits                        8,907  3,619    21,781   12,766  17,548   78,460   158,286   10,126   33,837     9,148

Net assets available for benefits:
   Beginning of year                 24,910  1,045   115,929   22,717  30,195   96,603   577,153   15,979   23,772    48,272
                                    -------  -----   -------   ------  ------  -------   -------   ------   ------    ------
   End of year                      $33,817  4,664   137,710   35,483  47,743  175,063   735,439   26,105   57,609    57,420
                                    =======  =====   =======   ======  ======  =======   =======   ======   ======    ======


                                                YEAR ENDED DECEMBER 31, 1998
                                    ------------------------------------------------
                                                    PARTICIPANT-DIRECTED
                                    ------------------------------------------------  ---------
                                     INTER-                        GUARAN-  PARTICI-
                                    NATIONAL    REAL    COMMON      TEED      PANT
                                     STOCK     ESTATE  STOCK IN   INTEREST    LOAN
                                    ACCOUNT   ACCOUNT  EMPLOYER    ACCOUNT   ACCOUNT    Total
                                    -------   -------  --------    -------   -------  ---------
Additions:
  Investment income:
   Net appreciation (depre-
    ciation) in value of
    investments                      10,181      435     (1,088)    37,021         -    152,060
   Interest                           2,638       13    (14,802)     4,781     3,862     29,985
   Dividends                              -        -      8,890          -         -      8,890
                                    -------    -----    -------    -------    ------   ---------
                                     12,819      448     (7,000)    41,802     3,862    190,935

  Employer contributions              1,367      147     60,033      6,904         -     91,341
  Employee contributions             13,719    1,343      6,729     59,511         -    236,297
  Other                                (445)     (93)       185       (412)   (3,359)    (3,398)
  Repayments of loans                 2,891      146      1,601      7,597   (26,091)         -
                                    -------    -----    -------    -------    ------   ---------
Total additions                      30,351    1,991     61,548    115,402   (25,588)   515,175
                                    -------    -----    -------    -------    ------   ---------

Deductions:
  Loans to employees                  4,491        -          -      5,989   (17,700)         -
  Benefits paid directly to
   participants                           -        -     14,730     37,164         -     58,798
  Administrative expenses                54        3          1        174         -        642
                                    -------    -----    -------    -------    ------   ---------
Total deductions                      4,545        3     14,731     43,327   (17,700)    59,440
                                    -------    -----    -------    -------    ------   ---------

Net increase prior to
  interfund transfers                25,806    1,988     46,817     72,075    (7,888)   455,735

Interfund transfers                   1,125      361      4,046    (43,073)        -          -
                                    -------    -----    -------    -------    ------   ---------

Increase (decrease)
  in net assets available
  for benefits                       26,931    2,349     50,863     29,002    (7,888)   455,735

Net assets available for benefits:
   Beginning of year                109,799    3,641    478,728    695,049    45,955   2,289,747
                                    -------    -----    -------    -------    ------   ---------
   End of year                      136,730    5,990    529,591    724,051    38,067   2,745,482
                                    =======    =====    =======    =======    ======   =========


See accompanying notes to financial statements.

                         THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                           December 31, 1998 and 1997



  (1)   DESCRIPTION OF THE PLAN

        The following brief description of The Strongsville Savings Bank 401(k) Retirement Savings Plan (Plan) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

        (A)   GENERAL

              The Plan is a defined contribution plan covering all employees of The Strongsville Savings Bank (Bank) who have attained age 20 1/2 and have completed six months of entry service, as defined by the Plan. The Plan is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

        (B)   EMPLOYEE CONTRIBUTIONS

              Each year participants may contribute up to 15% of pretax annual compensation as defined in the Plan.

        (C)   EMPLOYER CONTRIBUTIONS

              The Bank is obligated to make matching contributions to each employee in the Plan equal to 60% of the employee's contributions limited to 5% of the employee's compensation.

        (D)   PARTICIPANTS' ACCOUNTS

              Each participant's account is credited with the participant's and employer's contributions. Participant accounts are also credited annually with a share of the investment earnings, losses, and Plan forfeitures.

        (E)   VESTING

              Participants are immediately vested in their voluntary contributions. Vesting in the remainder of their account is determined based upon years of service in which the participant completes 1,000 hours of service. Participants vest according to the following table:

                   YEARS OF SERVICE         VESTING PERCENTAGE
               -------------------------  -------------------------

                          2                           20%
                          3                           40%
                          4                           60%
                          5                           80%
                      6 or more                      100%

              A participant is automatically fully vested upon the date the participant meets the age and service requirements for early retirement, attains age 65, becomes totally disabled as defined in the Plan, or becomes deceased.

                         THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                           December 31, 1998 and 1997



        (F)   PAYMENT OF BENEFITS

              Upon termination of service, a participant will be entitled to receive only the vested percentage of his or her account, with the remainder being forfeited to the Plan and reallocated to current Plan participants.

        (G)   LOANS TO PARTICIPANTS

              Participants may borrow from the vested portion of their 401(k) account. The minimum loan amount is $1,000; the maximum is equal to the lesser of $50,000 or 50% of the participant's vested balance. At the time of the loan origination, the participant must be an employee of the Bank.

        (H)   HARDSHIP WITHDRAWALS

              Participants who experience financial hardship and have used up all reasonable available resources, including loans from the Plan, may withdraw all or part of their vested contributions, excluding earnings, as a hardship withdrawal. Withdrawals are subject to taxes and are available only for the following purposes:

              - To pay necessary medical expenses for the participant, the participant's spouse or dependents not repaid by insurance;

              - To purchase the participant's primary residence or to stop eviction or foreclosure on the participant's primary residence; or

              - To pay tuition and related educational fees for the next 12 months of college for the participant, the participant's spouse, dependent, or child.

        (I)   INVESTMENT OPTIONS

              Participants may direct the investment of their contributions in any of the following 14 investment funds:

              - Money Market Fund - Funds are invested in high-quality commercial paper (short-term, unsecured corporate loans).

              - Government Securities Fund - Funds are invested in fixed-income securities for which the principal and interest payments are guaranteed by the U.S. government or related entities.

              - Bond & Mortgage Fund - Funds are invested primarily in private-market investments such as private-placement bonds and commercial mortgages.

              - Bond Emphasis Balanced Fund - Funds are invested in other separate accounts offered by Principal Mutual Life Insurance Company (Principal Mutual).

              - Stock Emphasis Balanced Fund - Funds are invested in other separate accounts offered by Principal Mutual.

                         THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                           December 31, 1998 and 1997


              - Stock Index 500 Fund - Funds are invested in the common stocks of those companies listed in the Standard & Poor's 500 Stock Index.

              - U.S. Stock Fund - Funds are invested in any type of stock, including growth stocks, traditional value stocks, and stocks of various sizes.

              - Medium Company Value Fund - Funds are invested in stocks of medium-sized companies that Principal Mutual believes to be undervalued in the marketplace.

              - Medium Company Blend Fund - Funds are invested in stocks of medium-sized companies that offer a combination of substantial value and good earnings potential.

              - Small Company Blend Fund - Funds are invested in stocks of smaller, seasoned companies where potential for long-term growth is expected to be above average.

              - International Stock Fund - Funds are invested in common stocks of corporations located outside the United States.

              - Real Estate Fund - Funds hold developed, rent-producing properties.

              - Common Stock in Employer - Funds are invested in common stock of the employer.

              - Guaranteed Interest Fund (maturity dates of December 31, 1998, 1999, 2000, 2001, and 2002) - Funds are invested in private-market bonds, commercial mortgages, and mortgage-backed securities.

  (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (A)   BASIS OF PRESENTATION

              The accompanying financial statements have been prepared on the accrual basis of accounting.

        (B)   USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions to net assets available for benefits during the reporting period. Actual results could differ from those estimates.

        (C)   INVESTMENTS

              Assets of the Plan are valued at fair value, thereby recognizing both realized and unrealized gains and losses as they are determined either through completed transactions or from changes in current quoted market values of the investments. Carrying values are adjusted to quoted market as of December 31 of each year. Investments in guaranteed investment contracts are recorded at contract value. Purchases and sales are recorded on a trade-date basis.

        (D)   PAYMENT OF BENEFITS

              Benefits are recorded when paid.

                         THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                           December 31, 1998 and 1997


  (3)   INVESTMENTS

        The Plan's investments at December 31, 1998 and 1997, are as follows:

                                        1998                      1997
                               -----------------------   -----------------------

                                  COST      FAIR VALUE      COST      FAIR VALUE
                               ----------   ----------   ----------   ----------

Money Market Fund              $   30,300       33,817       22,867       24,910
Government Securities Fund          4,413        4,664        1,016        1,045
Bond & Mortgage Fund              103,636      137,710       92,028      115,929
Bond Emphasis Balanced Fund        30,287       35,483       20,280       22,717
Stock Emphasis Balanced Fund       39,514       47,743       25,962       30,195
Stock Index 500 Fund              119,728      175,063       74,143       96,603
U.S. Stock Fund                   387,005      735,439      315,481      577,153
Medium Company Value Fund          21,492       26,105       11,840       15,979
Medium Company Blend Fund          53,006       57,609       21,590       23,772
Small Company Blend Fund           57,701       57,420       41,498       48,272
International Stock Fund           91,409      136,730       73,956      109,799
Real Estate Fund                    4,911        5,990        3,060        3,641
Common stock in employer          319,925      529,591      243,188      478,728
                               ----------   ----------   ----------   ----------

                               $1,263,327    1,983,364      946,909    1,548,743
                               ==========   ==========   ==========   ==========

        Investments that represent 5% or more of the Plan's net assets are separately identified.

                         THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                           December 31, 1998 and 1997


  (4)   INVESTMENT CONTRACTS WITH INSURANCE COMPANY

        Each year since its inception, the Plan has entered into investment contracts with Principal Mutual Life Insurance Company (Principal), which maintains these investments in a pooled account. The Plan's interest in this account is credited with earnings on the underlying investments and charged for Plan withdrawals and administrative expenses charged by Principal. The contracts are included in the financial statements at contract value (which represents contributions made under the contract, plus earnings, less withdrawals and administrative expenses) because they are fully benefit-responsive. For example, participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuer or otherwise. In the opinion of management, contract value approximates fair value. The fair values of the investment contracts at December 31, 1998 and 1997, are set forth in the following table:


                                                                         1998
                                                            ------------------------------

                                                                                   AVERAGE
                                                               COST    FAIR VALUE   YIELD
                                                            ---------  ----------  -------

        Principal Mutual Life Insurance Company guaranteed
           interest contracts:
              Matures 12/31/98                              $  71,879     71,879     7.00%
              Matures 12/31/99                                118,057    118,057     6.79
              Matures 12/31/00                                 94,799     94,799     5.85
              Matures 12/31/01                                337,694    337,694     5.95
              Matures 12/31/02                                101,667    101,622     5.17
                                                            ---------    -------

                                                            $ 724,096    724,051
                                                            =========    =======


                                                                         1997
                                                            ------------------------------

                                                                                   AVERAGE
                                                               COST    FAIR VALUE   YIELD
                                                            ---------  ----------  -------
        Principal Mutual Life Insurance Company guaranteed
           interest contracts:
              Matures 12/31/97                              $  68,926     68,926     5.47%
              Matures 12/31/98                                 75,479     75,479     7.01
              Matures 12/31/99                                120,244    120,244     6.77
              Matures 12/31/00                                 99,867     99,842     5.85
              Matures 12/31/01                                330,558    330,558     5.95
                                                            ---------    -------

                                                            $ 695,074    695,049
                                                            =========    =======


        The crediting interest rates were approximately 5.85% for 1998 and 1997. Investments that represent 5% or more of the Plan's net assets are separately identified.

                         THE STRONGSVILLE SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                           December 31, 1998 and 1997


  (5)   PLAN TERMINATION

        Although it has not expressed any intent to do so, the Bank has the right under the Plan to discontinue its contributions and to terminate the Plan, subject to the provisions of ERISA. In the event of Plan termination, participants become 100% vested in their accounts.

  (6)   FEDERAL INCOME TAXES

        The Internal Revenue Service has determined and informed the Plan by a letter dated May 19, 1999, that the Plan is qualified and the related trust established under the Plan is tax-exempt, under the appropriate sections of the Internal Revenue Code (Code). The Plan has been amended since receiving the determination letter; however, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

  (7)   RELATED PARTY TRANSACTION

        The Plan engages in investment transactions involving the acquisition or disposition of Emerald Financial Corp. stock. Emerald Financial Corp. is the holding company of The Strongsville Savings Bank and is a party-in-interest. These transactions are covered by an exemption from the "prohibited transactions" provisions of ERISA and the IRC.

  (8)   SUBSEQUENT EVENT

        Emerald Financial Corp., parent of The Strongsville Savings Bank, signed an agreement with Fifth Third Bancorp on February 27, 1999, to be purchased by and merged into Fifth Third. The merger is expected to become effective in the third quarter of 1999 at which time The Strongsville Savings Bank 401(k) Retirement Savings Plan is expected to be combined with Fifth Third Bancorp's employee benefit plans.

                                                                      SCHEDULE 1


                          THE STRONGSVILLE SAVINGS BANK
                         401(K) RETIREMENT SAVINGS PLAN

                                 EIN: 34-0875093
                                Plan Number: 002

          Line 27(a) - Schedule of Assets Held for Investment Purposes

                                December 31, 1998


 (A)                (B)                                     (C)                                   (D)                 (E)

             IDENTITY OF ISSUE,               DESCRIPTION OF INVESTMENT INCLUDING
              BORROWER, LESSOR,                MATURITY DATE, RATE OF INTEREST,                                     CURRENT
              OR SIMILAR PARTY                 COLLATERAL, PAR OR MATURITY VALUE                  COST               VALUE
----       -----------------------           --------------------------------------           -----------          ---------

           Principal Mutual Life              Money Market Fund                               $    30,300             33,817
              Insurance Company               Government Securities Fund                            4,413              4,664
                                              Bond & Mortgage Fund                                103,636            137,710
                                              Bond Emphasis Balanced Fund                          30,287             35,483
                                              Stock Emphasis Balanced Fund                         39,514             47,743
                                              Stock Index 500 Fund                                119,728            175,063
                                              U.S. Stock Fund                                     387,005            735,439
                                              Medium Company Value Fund                            21,492             26,105
                                              Medium Company Blend Fund                            53,006             57,609
                                              Small Company Blend Fund                             57,701             57,420
                                              International Stock Fund                             91,409            136,730
                                              Real Estate Fund                                      4,911              5,990

  *        Emerald Financial Corp.            Common stock - 21,641 shares                        319,925            529,591

           Principal Mutual Life              Guaranteed interest contracts:
              Insurance Company                  Maturing 12/31/98, average
                                                   yield 7.0%                                      71,879             71,879
                                                 Maturing 12/31/99, average
                                                   yield 6.79%                                    118,057            118,057
                                                 Maturing 12/31/00, average
                                                   yield 5.85%                                     94,799             94,799
                                                 Maturing 12/31/01, average
                                                   yield 5.95%                                    337,694            337,694
                                                 Maturing 12/31/02, average
                                                   yield 5.17%                                    101,667            101,622

  *        Participant Loans                  Participant loans with various rates
                                                   of interest from 8.25% to 9.75%
                                                   and various maturity dates
                                                   through 2002                                        --             38,067
                                                                                              -----------          ---------

                                              Total                                           $ 1,987,423          2,745,482
                                                                                              ===========          =========


* Party-in-interest

+ Cost of participant loans is $0 as indicated in the instructions to Form 5500, Line 27(a).

See accompanying independent auditors' report.

                                                                      SCHEDULE 2
                     THE STRONGSVILLE SAVINGS BANK
                     401(K) RETIREMENT SAVINGS PLAN

                                EIN: 34-0875093
                                Plan Number: 002

            Line 27(d) - Schedule of Reportable Transactions

                          Year ended December 31, 1998

Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:



        (A)                     (B)                (C)          (D)         (E)         (F)        (G)          (H)           (I)

                                                  TOTAL        TOTAL                  EXPENSE              CURRENT VALUE
                                                  DOLLAR       DOLLAR                INCURRED               OF ASSET ON       NET
    IDENTITY OF                                  VALUE OF     VALUE OF     LEASE     WITH TRANS-  COST OF       TRANS-      GAIN OR
   PARTY INVOLVED       DESCRIPTION OF ASSETS    PURCHASES     SALES       RENTAL      ACTION      ASSET    ACTION DATE      (LOSS)
---------------------   ---------------------    ---------    --------     -------   ----------   -------   -------------   -------
Principal Mutual Life   Guaranteed Interest;
Insurance Company          64 purchases          $ 134,995          --          --          --   134,995       134,995           --

Principal Mutual Life   Guaranteed Interest;
Insurance Company          35 sales                     --     147,773          --          --   147,773       147,773           --
                                                 =========     =======     =======   =========   =======       =======      =======

                 See accompanying independent auditors' report.